Exhibit 10.18

STOCKHOLDERS AGREEMENT

by and among

SINDA LTD.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of          , 2026

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Interpretive Provisions	4

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01.	Existence; Authority; Enforceability	4
Section 2.02.	Absence of Conflicts	4
Section 2.03.	Consents	5

ARTICLE 3

GOVERNANCE

ARTICLE 4

TRANSFERS OF SHARES

Section 4.01.	Rights and Obligations of Affiliate Stockholders	9

ARTICLE 5

GENERAL PROVISIONS

i

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of          , 2026 and effective as of the closing of the IPO (the “Effective Time”), is made by and among Sinda Ltd., a Delaware corporation (the “Company”), and the stockholders that are or become signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company is proposing to sell Company Shares to the public in an initial public offering (the “IPO”); and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has unanimously approved this Agreement providing for certain rights and obligations of the Stockholders and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.         Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affected Stockholder” has the meaning set forth in Section 5.08.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; it being understood and agreed that, for purposes hereof, (i) each Electrum Party shall be deemed to be an Affiliate of every other Electrum Party, (ii) neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder, and (iii) except as set forth in clause (i) above, no Stockholder shall be deemed to be an Affiliate of any other Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Beneficial Ownership” (and derivative terms) means beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Change of Control” means any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Company Shares or otherwise) as a result of which a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that is not one of the Electrum Parties (or any of their Affiliates or any officer, director, or employee of any of the Electrum Parties or their Affiliates) obtains (i) Beneficial Ownership of Company Shares which represent more than 50% of the total voting power of the then outstanding Company Shares or (ii) ownership of all or substantially all of the assets of the Company and its subsidiaries (including stock of its subsidiaries) on a consolidated basis.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.0001 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Directed Opportunity” has the meaning set forth in Section 5.03(a).

“Director” means a member of the Board of Directors.

“Electrum Representative” means The Electrum Group LLC or an Affiliate of The Electrum Group LLC designated in writing by The Electrum Group LLC as the Electrum Representative following the date hereof.

“Electrum Parties” means, collectively, Electrum Global Holdings L.P. and Electrum Strategic Opportunities Fund II L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the date hereof in accordance with this Agreement.

“Equity Securities” means the Company Shares and any other securities of the Company that are entitled to vote in the election of Directors.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Governing Documents” means the certificate of incorporation of the Company, as amended or modified from time to time, and the bylaws of the Company, as amended or modified from time to time.

“Indemnified Liabilities” has the meaning set forth in Section 5.19(a).

“Indemnified Parties” has the meaning set forth in Section 5.19(a).

“IPO” has the meaning set forth in the recitals.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing a proxy with respect to the Company Shares, (iii) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (iv) causing Directors (to the extent such Directors were nominated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (v) executing agreements and instruments, and (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (vii) ensuring that applicable provisions are included in any proxy statement prepared by management of the Company in connection with the solicitation of proxies for any meeting of stockholders of the Company.

“Parties” means the Company and the Stockholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.01.

“Permitted Transferee” means in the case of any Stockholder, an Affiliate of such Stockholder.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Specified Party” has the meaning set forth in Section 5.03(a).

“Stockholder” and “Stockholders” have the meaning set forth in the preamble.

“Stockholder Indemnitor” has the meaning set forth in Section 5.19(b).

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Company Shares, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in a Stockholder no longer having the power to vote, or cause to be voted, such Stockholder’s Company Shares, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement.  For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.

Section 1.02.         Other Interpretive Provisions.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)          The term “including” is not limiting and means “including without limitation.”

(d)          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.01.         Existence; Authority; Enforceability.  Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.02.         Absence of Conflicts.  The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.03.         Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE 3

GOVERNANCE

Section 3.01.         Board of Directors.

(a)          From and after the Effective Time, the Electrum Parties, acting through the Electrum Representative, shall have the right, but not the obligation, to nominate (i) a number of individuals for election to the Board of Directors that is one fewer than a majority of the Board of Directors following all nominations pursuant to this Section 3.01 so long as the Electrum Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 35% of the then outstanding Company Shares and (ii) one individual to the Board of Directors so long as the Electrum Parties Beneficially Own in the aggregate a number of Company Shares equal to (x) less than 35% of the then outstanding Company Shares and (y) at least 5% of the then outstanding Company Shares.  If the Electrum Parties Beneficially Own in the aggregate a number of Company Shares equal to less than 5% of the then outstanding Company Shares, the Electrum Parties shall not have the right pursuant to this Section 3.01(a) to nominate any individuals to be elected to the Board of Directors.  In the event that the Electrum Representative has not nominated the number of individuals that the Electrum Parties are entitled to nominate pursuant to this Section 3.01(a), the Electrum Parties, acting through the Electrum Representative, shall have the right, at any time, to nominate the number of additional individuals which they are entitled to nominate pursuant to this Section 3.01(a), in which case the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the election of such additional individuals and (B) elect such additional individuals nominated by the Electrum Parties to such newly created directorships.

(b)          Each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, to take all Necessary Action within its control to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including electing or removing individuals nominated pursuant to Section 3.01(a) and filling any vacancies created by reason of death, disability, retirement, removal or resignation of an individual nominated by the Electrum Representative with a new individual nominated by such Person) and to cast all votes to which such Stockholder is entitled in respect of its Company Shares, whether at any annual or special meeting, so as to cause to be elected to the Board of Directors the persons nominated pursuant to this Section 3.01.  The Company agrees with each of the Stockholders, individually and not jointly, to use its best efforts to include in the slate of nominees recommended by the Board of Directors those individuals nominated pursuant to this Section 3.01, and to use its best efforts to cause the election of each such individual to the Board of Directors, including nominating such individuals to be elected as Directors.

(c)          The Company shall reimburse each Director nominated pursuant to Section 3.01(a) for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

(d)          To the extent that the number of Directors that the Electrum Representative is entitled to nominate pursuant to this Section 3.01 is reduced, the Electrum Representative shall, upon the Company’s request in writing, cause the required number of Directors to promptly resign from the Board of Directors and any vacancies resulting from such resignation shall be filled by the Board of Directors in accordance with the Governing Documents and SEC rules and applicable listing standards then in effect.

(e)          Notwithstanding anything to the contrary in this Section 3.01(e), in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, election or appointment of a particular nominee pursuant to this Section 3.01 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the Company’s Governing Documents and corporate governance guidelines, or the charter or related guidelines of any committee of the Board of Directors responsible for nominating members of the Board of Directors, then the Board of Directors shall inform the Electrum Representative of such determination in writing and explain in reasonable detail the basis for such determination and the Electrum Representative shall designate another individual for nomination, election or appointment to the Board of Directors (subject in each case to this Section 3.01(e)), and the Board of Directors and the Company shall take all of the actions required by this Section 3.01 with respect to the election or appointment of such substitute nominee.

Section 3.02.        Actions that Require Electrum Approval.  In addition to any other approval required by the Governing Documents or by applicable law, and until such time as the Electrum Parties no longer own at least 35% of the then outstanding Company Shares, prior written approval of the Electrum Representative shall be required for the Company or any of its subsidiaries to take or agree to take any of the following actions, and the Company and its subsidiaries shall not take or agree to take any of the following actions without prior written approval of the Electrum Representative:

(a)          Change of Control.  Enter into or effect a Change of Control.

(b)          Certain Dispositions.  Directly or indirectly enter into or effect any transaction or series of related transactions, involving the sale, lease, license, exchange or other disposal (including by merger, amalgamation, consolidation, sale of stock or sale of assets) by the Company or any of its direct or indirect subsidiaries of any assets (including equity interests in any Person and any licenses) having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board of Directors) in excess of $100,000,000, other than transactions solely between and among the Company and its wholly owned subsidiaries.

(c)          Certain Acquisitions and Joint Ventures.  Enter into or effect (i) any transaction or series of related transactions involving the purchase, rent, lease, license, exchange or other acquisition (whether by merger, consolidation, acquisition of stock or acquisition of assets) by the Company or any of its direct or indirect subsidiaries of any assets and equity securities of any Person for consideration or (ii) any joint venture or similar business alliance involving investment, contribution or disposition by the Company or any of its direct or indirect subsidiaries of assets (including stock of subsidiaries), in the case of each of (i) and (ii), having a fair market value (as reasonably determined by the Board of Directors) in excess of $100,000,000, other than transactions solely between and among the Company and its wholly owned subsidiaries.

(d)          Certain Indebtedness.  Other than borrowings under any debt agreement which previously received the approval of the Electrum Representative, authorize or permit the Company or any of its direct or indirect subsidiaries to (i) incur (or extend, supplement or otherwise modify any of the material terms of) any indebtedness (other than intercompany indebtedness among the Company or any of its direct or indirect subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the indebtedness of any other Person (provided that the Company or any of its direct or indirect subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 3.02(d)), issue any debt securities, enter into any agreement under which it may incur indebtedness or issue debt securities in the future, in an aggregate amount in excess of $100,000,000 for all such matters or (ii) make any loan, advance or capital contribution to any Person (other than the Company or any of its direct or indirect subsidiaries), in each case outstanding at any time, in an aggregate amount in excess of $100,000,000 for all such matters.

(e)          Equity Issuances.  Authorize, create or issue any Equity Securities of the Company or any of its direct or indirect subsidiaries (except as may be issued to the Company or any of its wholly owned subsidiaries), issue any options or rights to acquire any Equity Securities of the Company or any of its direct or indirect subsidiaries or grant any options or rights, except for (i) Equity Securities, options or rights to acquire Equity Securities issued or granted pursuant to management and employee incentive plans approved by the Board of Directors, (ii) securities issuable upon the exercise of warrants outstanding as of the Effective Time,  (iii) Securities issued to Fresnillo plc in connection with the Common Stock Purchase Agreement entered into by the Company on or around June 22, 2026, or (iv) other issuances (other than to current or former employees, consultants or directors) of Equity Securities or options or rights to acquire Equity Securities with a value (as reasonably determined by the Board of Directors) not in excess of $100,000,000 in the aggregate.

(f)          Dissolution; Liquidation; Reorganization; Bankruptcy.  Dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any subsidiary (which such subsidiary individually or in the aggregate is material to the Company) or initiate a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any direct or indirect subsidiary (which such subsidiary individually or in the aggregate is material to the Company).

Section 3.03.        Actions Requiring Consultation with Electrum.  In addition to any other approval required by the Governing Documents or by applicable law, and until such time as the Electrum Parties no longer own at least 35% of the then outstanding Company Shares, the Company, its officers or the Board of Directors, as the case may be, must consult with the Electrum Representative for the Company or any of its subsidiaries to take any of the following actions, and the Company and its subsidiaries shall not take any of the following actions without prior consultation with the Electrum Representative and providing the opportunity for the Electrum Representative to comment; provided that the Company, its officers or the Board of Directors, as the case may be shall consider any comments provided but shall not be required to accept any such comments:

(a)          Key Officers.  Hire or remove, with or without cause, or enter into, renew, retain, materially modify (including a change in responsibilities) or terminate any employment contract with any executive officer of the Company.

(b)          Annual Capital Expenditure Budget.  Approve the capital expenditure budget for any fiscal year of the Company.

Section 3.04.        Actions that Require Independent Director Approval.  In addition to any other approval required by the Governing Documents or by applicable law, the Company shall not, without approval by a majority of the Directors who qualify as an “independent director” pursuant to SEC rules and applicable listing standards as determined by the Board of Directors, take any of the following actions:

(a)          Changes to this Agreement.  Make any amendment, modification, supplement, waiver or termination that adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.01, Section 3.02, Article 5, and any corresponding definitions in Article 1.

Section 3.05.        Information; Duties.

(a)          The Company and the Stockholders agree that the Directors nominated by the Electrum Representative may share confidential, non-public information about the Company with the Electrum Parties and their respective Affiliates, provided that such Parties agree to keep such information confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b)          The Company and the Stockholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Stockholders (in their capacity as Stockholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Stockholders or any other stockholders of the Company and may act exclusively in its and its Affiliates’ own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

ARTICLE 4

TRANSFERS OF SHARES

Section 4.01.        Rights and Obligations of Affiliate Stockholders.  Any Transfer of Company Shares to any Affiliate of a Stockholder shall be permitted hereunder only if such Affiliate agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Stockholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such Transferor in respect of the Company Shares.

ARTICLE 5

GENERAL PROVISIONS

Section 5.01.        Further Assurances.  The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof.  Each of the Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure at all times that the Governing Documents are not at any time inconsistent with the provisions of this Agreement.  In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.02.        Assignment; Benefit.  The rights and obligations hereunder shall not be assigned without the prior written consent of the Company and the Stockholders then owning a majority of the Company Shares then owned by all of the Stockholders, except in connection with a Transfer of Company Shares to an Affiliate in compliance with Article 4 or in connection with the Transfer of all Company Shares held by the Electrum Parties to a third party.  Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 5.03.        Freedom to Pursue Opportunities.

(a)          To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of Electrum Global Holdings L.P., Electrum Strategic Opportunities Fund II L.P., or any of their respective officers, directors, agents, shareholders, members, partners, Affiliates and subsidiaries (other than the Company and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a Director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.  Notwithstanding the foregoing, a Specified Party who is a Director or officer of the Company and who is offered a business opportunity in his or her capacity as a Director or officer of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 5.03 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person.

(b)          Neither the amendment nor repeal of this Section 5.03, nor the adoption of any provision of the Governing Documents, nor, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

(c)          If any provision or provisions of this Section 5.03 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 5.03 (including, without limitation, each portion of any paragraph of this Section 5.03 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Section 5.03 (including, without limitation, each such portion of any paragraph of this Section 5.03 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

(d)          This Section 5.03 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Company under this Agreement, the Certificate of Incorporation or applicable law.

Section 5.04.        Termination.  This Agreement shall terminate on the first day that none of the Stockholders has the right to nominate a Director pursuant to Section 3.01; provided that termination of this Agreement shall not relieve any Party for liability for any breach of this Agreement prior to such termination.

Section 5.05.        Subsequent Acquisition of Shares; Other Activities.  Any Company Shares acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

Section 5.06.        Severability.  Except as set forth with greater specificity in Section 5.03(c), in the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.07.        Entire Agreement.  This Agreement, the Governing Documents and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof and, as of the Effective Time, supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.08.        Amendment.  This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.04) except with the written consent of the Stockholders then owning a majority of the Company Shares then owned by all of the Stockholders; provided that any amendment, modification, supplement, waiver or termination that materially and adversely affects the rights of any Stockholder under this Agreement disproportionately vis-à-vis any other Stockholder (each an “Affected Stockholder”) will not be binding against any Affected Stockholders without the written consent of Affected Stockholders holding a majority of the then outstanding Company Shares then held by all Affected Stockholders.

Section 5.09.        Waiver.  Except as set forth in Section 5.08, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed.  Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 5.10.        Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.11.         Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company and the Electrum Parties at the address set forth below:

(a)          if to the Company, to:

Sinda Ltd. Antiguo Camino a Don Diego S/N, Fraccionamiento Mi Bendición, Interior 6, San Miguel Allende, Guanajuato, C.P. 37898, Mexico
Attention:	Luis Barreto Jaime Cortes Alvarez
Email:	[***] [***]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, New York, NY 10001
Attention:	Alejandro Gonzalez Lazzeri Jeremy A. Winter
Email:	[***] [***]

(b)          If to the Electrum Parties, to:

The Electrum Group LLC
600 Fifth Ave., 24th Floor
New York, NY 10020
Attention: Andrew M. Shapiro
Email: [***]

with a copy to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention: Jonathan Gordon
Email: [***]

Section 5.12.        Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.13.         Jurisdiction.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware.  Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 5.14.        Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Stockholder may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.15.        Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law.  Each Party agrees that injunctive relief or other equitable remedy, in addition to any applicable remedies at law or damages, is the appropriate remedy for any such failure to comply with any of the obligations imposed on them by this Agreement and shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

Section 5.16.        Marketing Materials.  The Company grants each of the Stockholders and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Stockholder or any of its Affiliates.  The Stockholders and their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.17.        Adjustments.  All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.18.        No Third-Party Beneficiaries.  Except as specifically provided in Section 5.02 and as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties, any rights or remedies hereunder.

Section 5.19.         Indemnification.

(a)          The Company shall indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the Effective Time (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Stockholder’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its subsidiaries or the actual or alleged act or omission of such Stockholder’s Director nominee(s) including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified Party or other related Persons) if such Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Party’s conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Party shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such proceeding was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnity; provided, further, that the Company shall not be obligated to indemnify any Indemnified Party for any Indemnified Liabilities (i) to the extent such Indemnified Liabilities have been paid directly to such Indemnified Party by insurance, (ii) in respect of proceedings or claims initiated or brought voluntarily by such Indemnified Party and not by way of defense, (iii) for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, (iv) on account of any suit in which judgment is rendered against such Indemnified Party for (A) an accounting of profits made from the purchase or sale by such Indemnified Party of securities of the Company pursuant to Section 16(b) of the Exchange Act or similar provisions of any federal, state or local law, (B) any reimbursement of the Company by such Indemnified Party of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnified Party from the sale of securities of the Company, as required in each case under the Exchange Act or any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or (C) the payment to the Company of profits arising from the purchase, sale or other acquisition or transfer by such Indemnified Party of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002, or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason other than the statutory limitations set forth in applicable law, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instruction to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Governing Documents of the Company or constitutive documents of any of its subsidiaries and shall extend to such Indemnified Party’s successors and assigns.

(b)          The Company acknowledges that the Indemnified Parties may have certain rights to indemnification, advancement of expenses or insurance provided by a Stockholder or certain of their respective Affiliates (collectively, the “Stockholder Indemnitors”). The Company hereby (a) agrees that the Company and any Subsidiary that provides indemnity shall be the indemnitor of first resort (i.e., its obligations to an Indemnified Party shall be primary and any obligation of any Stockholder Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Party shall be secondary), (b) agrees that, subject to the limitations set forth in Section 5.19(a) and receipt of a written request including reasonable documentation, it shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and any Indemnified Party, without regard to any rights such Person may have against any Stockholder Indemnitor or their insurers and (c) irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof, except in the case of conduct by a Indemnified Party where such Indemnified Party is not otherwise entitled to indemnification from the Company. Each Indemnified Party hereby undertakes to promptly repay any amounts advanced if, and to the extent that, it shall ultimately be determined that such Indemnified Party is not entitled to indemnification from the Company. The Company shall not be obligated to advance any expenses to any Indemnified Party arising from a lawsuit filed directly by the Company against such Indemnified Party if an absolute majority of the members of the Board of Directors reasonably determines in good faith, within thirty (30) days of such Indemnified Party’s request for advancement, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that such Indemnified Party acted in bad faith; provided that the Company may not avail itself of the right set forth in this sentence as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of such lawsuit, the Company has undergone a Change of Control. If the Company is obligated to advance expenses for any proceeding against an Indemnified Party, the Company, if appropriate, shall be entitled to assume the defense of such proceeding upon delivery to such Indemnified Party of written notice of its election to do so. After delivery of such notice, approval of counsel by such Indemnified Party and retention of such counsel by the Company, the Company will not be liable to such Indemnified Party under this Section 5.19 for any fees of counsel subsequently incurred by such Indemnified Party with respect to the same proceeding, provided that such Indemnified Party shall have the right to employ its own counsel in any such proceeding at such Indemnified Party’s expense. The Company further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of any Indemnified Party with respect to any claim for which such Person has sought indemnification from the Company shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Party against the Company.

(c)          The provisions of this Section 5.19 will survive any termination of this Agreement. Each of the Indemnified Parties shall be a third-party beneficiary of the rights conferred to such Person in this Section 5.19.

Section 5.20.        No More Favorable Agreements.  The Company shall not grant, issue or provide, and shall not enter into any agreement that grants, issues or provides, any other investor, stockholder or person any right, privilege or term that is not included in this Agreement or is more favorable than those granted to the Stockholder in this Agreement without first offering the same right, privilege or term to the Stockholder in writing, and, if the Stockholder elects to have the same right, privilege or term granted to it, the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

SINDA LTD.

By:
	Name:	Luis Barreto
	Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

ELECTRUM GLOBAL HOLDINGS L.P.

By:
Name:
Title:

ELECTRUM STRATEGIC OPPORTUNITIES FUND II L.P.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]